EXHIBIT 10.2



                               SKY PETROLEUM, INC
                               108 Wild Basin Road
                               Austin, Texas 78746

                                  May 17, 2005


Parasaevski Ltd.
P.O. Box 400
Sharjah, U.A.E.


          RE: Compensation Agreement for Sky Petroleum for assisting in the negotiations of the terms and introduction for the Mubarek Concession (the "Agreement")

Ladies and Gentlemen:

This letter agreement, when accepted by you in the manner set forth below, shall identify the terms and conditions under which Parasakevi Ltd. ("PARA") will be compensated for advisory services in connection with a participation agreement between Buttes Gas and Oil Co. International Inc and Sky Petroleum, Inc. ("SKPF') (the "Participation Agreement").

In consideration of the services and assistance to SKPI, SKPI hereby agrees to issue PARA shares of SKPI's common stock, $0.001 par value per share, upon the following terms and conditions:

     1.   SKPI shall issue PARA Five Hundred Thousand (500,000) shares of SKPI's
          restricted   common   stock  upon  the   signing  of  the   definitive
          Participation agreement

     2. In addition, SKPI shall issue PARA Five Hundred Thousand (500,000) shares of SKPI's restricted common stock upon SKPI meeting the minimum funding requirement of $12.5mm to Buttes Oil and Gas as per the Participation Agreement

SKPI will instruct its transfer agent to issue stock certificates representing the shares to be issued and delivered pursuant to 1 and 2 above the "Common Stock") within two (2) business days of meeting the milestones above and use its reasonable best efforts to have such certificates delivered to Parasakevi Ltd. within ten (10) business days.

PARA warrants that

     A. It (i) has its place of business at the address set forth in information supplied to SKPI and has no current intention of becoming domiciled in any other state or jurisdiction prior to the expiration of this Agreement; (ii) understands the Common Stock may not be liquid; (iii) can bear the economic risk of its investment, including the possibility of losing its entire investment; (iv) has such knowledge and experience in business and financial matters, alone or with its representatives,


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          that it is capable of evaluating  the relative risks and merits of its investment; and (v) understands the speculative nature and uncertainty of the possible investment contemplated hereby.

     B. It would be acquiring the Common Stock for its own account, for investment purposes only and not with a view to resale or other distribution thereof, although any decision to sell would be in Parasakevi Ltd.'s sole discretion; and it acknowledges that the Common Stock may be sold in the United States only if such Common Stock is registered under the U.S. Securities Act of 1933, as amended, (the "Act") or an exemption from such registration is available.

     C. It (i) has reviewed this Agreement and has been afforded the opportunity to ask questions of and receive answers from SKPI concerning the terms and conditions of this Agreement and the business of SKPI and to obtain any additional information which SKPI possesses or could acquire without unreasonable effort or expense that is necessary to verify the accuracy of information contained herein; (ii) desires no additional information from SKPI; and (iii) has had the opportunity to consult with such legal, accounting and other professional advisors as it has deemed appropriate, and all such advisors have been given access to information to their satisfaction.

     D. It is (i) through its representatives and advisers, familiar with the definition of "Accredited Investor" as that term is defined in Rule 501 (a) under the Act and, in light of such definition, is an "Accredited Investor" and (ii) has such knowledge and experience in financial and business matters that it is capable of evaluating the risks and merits of the intended purchase/receipt of the Common Stock.

     E. It fully understands and agrees that (i) the Common has not been registered under the Act, or the securities laws of any state, and therefore, cannot be sold, pledged, assigned or otherwise disposed of unless subsequently registered under the Act and/or qualified under applicable state securities laws or an exemption from such registration and/or qualification is available, (ii) it will sell, pledge, transfer or otherwise dispose of the Common Stock, in the absence of (A) an effective registration statement for the Common Stock under the Act and/or qualification under applicable state securities laws or (B) an opinion of counsel to the effect that there is an exemption available for sale of the Common Stock without such registration and/or qualification, (iii) the information or conditions necessary to permit sales of securities of SKPI under Rule 144 under the Act may not be available in the future, and (iv) each of the certificates representing the Common Stock pursuant hereto will bear in substance the following legend:

          "THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. THEY MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THAT ACT OR WITHOUT AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE SKPI THAT SUCH REGISTRATION IS NOT REQUIRED."


SKPI warrants that:

     A. It has been duly incorporated and is in good standing under the laws of the State of Nevada.

     B. It has full power under its constitutive documents and applicable law and all authorizations, approvals, consents and licenses required by it have been unconditionally obtained and are in full force and effect, to permit it to enter into and perform this Agreement; and this Agreement has been duly authorized, executed and delivered by it and is a valid and binding agreement of it enforceable in accordance with its terms;

     C. The issuance and delivery of the Common Stock and the compliance by it with all of the provisions of this Agreement, as well as the consummation of the transactions herein contemplated, will not conflict with or result in a breach or violation of (i) any of the terms or provisions of, or constitute a default under any agreement or instrument; or (ii) any applicable laws.

     D. No person has any conflicting right, contingent or otherwise, to purchase or to be offered any of the Common Stock; SKPI has valid title to, and the legal right and the power to issue and transfer full beneficial and legal interest in, the Common Stock, and issuance of the Common Stock to PARA will pass title to such Common Stock to PARA free and clear of all security interests, liens, encumbrances, equities or other claims together with all rights and advantages now and hereafter attaching to the Common Stock.


Neither SKPI nor PARA shall be able to assign their respective rights under this Agreement at any time.

This Agreement and interpretation hereof shall be governed by the laws of the State of Nevada, exclusive of the choice of law rules thereof, as if therein to be wholly performed.

No prior stipulations, agreements or understanding by the parties or any of their representatives shall be valid or enforceable unless embodied in this Agreement or covered by its provisions or added by separate letter executed by both parties or their agents.

This Agreement shall be binding and ensure to the benefits of the heirs, successors and assigns of the parties hereto.

Very truly yours,




Sky Petroleum, Inc.
Daniel Meyer,
President


AGREED TO AND ACCEPTED This
day of May, 2005

Paraskaevi
Ltd.

By:_____________________________________


Its:____________________________________